EXHIBIT 23(1)


                Independent Certified Public Accountants' Consent

The Board of Directors and Stockholders
Digital Biometrics, Inc.

         We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                      /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 29, 1999